SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                      ______________________________________

                                     FORM 8-KA

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                 Date of Report (Date of earliest event reported):
                                  April 11, 1996

                                     KTI, INC.
                (Exact name of Registrant as specified in Charter)


       New Jersey                        33-85234                22-2665282
  (State or other juris-                (Commission              (IRS Employer
  diction of incorporation)             File Number)            Identification
                                          Number)


  7000 Boulevard East, Guttenberg, New Jersey                    07093
  (Address of principal executive office)                      (Zip Code)


                                   (201)854-7777
                (Registrant's telephone number including area code)

                                  Not Applicable
          (Former name and former address, as changed since last report)




  Item 2.  Acquisition or Disposition of Assets

  On April 11, 1996, the Registrant purchased a 60% interest as a limited partner in American Ash Recycling of Tennessee, LTD., a Florida limited partnership. The general partner is American Ash Recycling Corp. of Tennessee, a Florida corporation. The partnership will carry on the business of the predecessor corporation. The Registrant has a priority on distribution of earnings up to a minimum amount.

  The purchase price consisted of $500,000 in cash and a promissory note for $1,600,000.

  The partnership owns an incinerator ash recycling plant in Nashville, Tennessee, which commenced operations in 1993. The plant recycles ash from a landfill owned by the Metropolitan Government of Nashville and Davidson County.

  The plant had total sales of approximately $2,500,000 in the calendar year ending December 31, 1995.

  The plant processes ash to recover both ferrous and non-ferrous metals, and after removing unburned material, converts the residue into a high grade aggregate which is sold for use in asphalt, concrete and roadbed applications.

  Item 7. Financial Statements and Exhibits

       (a) Financial Statements of the business acquired.

       The audited financial statements of American Ash Recycling Corp. of Tennessee (the predecessor corporation) for the year ended December 31, 1995 together with the independent auditors report thereon are included on pages F-1 through F-10 hereof.

       (b)  Proforma Financial information

       The required proforma financial information was included on Form 8K dated May 3, 1996 as filed with the Securities and Exchange Commission on May 18, 1996.

       (c)  Exhibits

  Exhibit
  Number

  10   First Amendment to the Agreement of Limited Partnership of American Ash
  Recycling of Tennessee, LTD., dated as of February 15, 1996.  (Filed as
  Exhibit 1 to registrant's Current Report on Form 8-K dated April 15, 1996.)

  23   Consent of KPMG Peat Marwick LLP.



                                    SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     KTI, Inc.
                                     (Registrant)




  Dated:         May 29, 1996        By:  /s/ Martin J. Sergi
                                     Name:   Martin J. Sergi
                                     Title:  President


                           Index to Financial Statements

  The following financial statements of American Ash Recycling Corp. of Tennessee are included in item 7.:

       Report of Independent Auditors                         F-2

       Balance sheets at December 31, 1995 and 1994           F-3

       Statements of operations for the years ended
       December 31, 1995 and 1994                             F-4

       Statements of shareholder's equity for the years ended
       December 31, 1995 and 1994                             F-5

       Statements of cash flows for the years ended
       December 31, 1995 and 1994                             F-6

       Notes to financial statements                          F-7


                           Independent Auditors' Report



  The Board of Directors
  American Ash Recycling Corp. of Tennessee:

  We have audited the accompanying balance sheets of American Ash Recycling Corp. of Tennessee as of December 31, 1995 and 1994, and the related statements of operations, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Ash Recycling Corp. of Tennessee as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                     KPMG Peat Marwick LLP


  Jacksonville, Florida
  March 12, 1996





                   AMERICAN ASH RECYCLING CORP. OF TENNESSEE

                                Balance Sheets

                          December 31, 1995 and 1994

                          Assets                    1995      1994

          Current assets:
                    Cash and cash equivalents   $    69,981    35,755
                    Accounts receivable             120,829   166,147
                    Prepaid expenses and other
     		                  current assets	             49,567    58,228
                         Total current assets       240,377   260,130

          Buildings and equipment, net (notes 3
                   	and 4)                        2,654,818  2,870,032

                         Total assets           $ 2,895,195  3,130,162



           Liabilities and Shareholder's Equity

          Current liabilities:
                    Accounts payable            $   197,807   223,548
                    Accrued expenses                  5,868     8,205
                    Current portion of long-term
                       debt (note 4)                438,197   444,241
                         Total current liabilities  641,872   675,994



          Deferred income taxes (note 5)            130,130   119,916
          Long-term debt, excluding current
                   portion (note 4)                 819,932   624,616
          Intercompany payables (note 2)            658,222 1,262,003
                         Total liabilites         2,250,156 2,682,529

          Shareholder's equity:
                    Common stock, $1 par value;
                        10,000 shares issued
                     	and outstanding                10,000    10,000
                    Retained earnings               635,039   437,633
                Total shareholder's equity          645,039   447,633

                                                $ 2,895,195 3,130,162



          See accompanying notes to financial statements.


                  AMERICAN ASH RECYCLING CORP. OF TENNESSEE

                             Statement of Operations

                  Years ended December 31, 1995 and 1994

                                       1995         1994

 Revenue                           $  2,551,471    3,400,139
  Cost of operations                  1,499,258    1,979,339
          Gross profit                1,052,213    1,420,800

 General and administrative expenses    242,587      265,521
 Depreciation and amortization          354,885      333,527
                                        597,472      599,048

          Operating income              454,741      821,752

 Interest expense                       115,171      130,486
 Other expense, net                      21,733       23,896

          Income before taxes           317,837      667,370

 Income tax expense (note 5)            120,431      253,369

          Net income               $    197,406      414,001

 See accompanying notes to financial statements.





                AMERICAN ASH RECYCLING CORP. OF TENNESSEE

                    Statements of Shareholder's Equity

                  Years ended December 31, 1995 and 1994

                                 Common Stock      Retained
                               Shares     Amount   Earnings  Total

 Balance, December 31, 1993     10,000  $  10,000   23,632   33,632

 Net income                       -          -     414,000  414,000

 Balance, December 31, 1994     10,000     10,000  437,633  447,633

 Net income                       -          -     197,406  197,406

 Balance, December 31, 1995     10,000  $  10,000  635,039  645,039

 See accompanying notes to financial statements.



               AMERICAN ASH RECYCLING CORP. OF TENNESSEE

                         Statements of Cash Flows

                   Years ended December 31,1995 and 1994


                                                   1995      1994
    Cash flows from operating activities:
       Net income                                 197,406   414,001
       Adjustments to reconcile net income to
         cash provided by operating activities:
           Depreciation and amortization          354,885   333,527
           Deferred income taxes                   10,214   102,716
           Changes in assets and liabilities:
               Accounts receivable                 45,318   (37,467)
               Prepaid expenses and other
        		         current assets             		    8,661   (42,227)
               Accounts payable                   (25,618)   33,291
               Accrued expenses                    (2,460)  (13,557)

               Net cash provided by operating
                			operating activities	          588,406   790,284

    Cash flows from investing activities:
       Purchases of buildings and equipment      (141,171) (174,547)
       Proceeds from sale of equipment and vehicles 1,500      -

                 Net cash used in investing
                 			activities                  (139,671) (174,547)

    Cash flows from financing activities:
       Proceeds from issuance of long-term debt   499,785   190,912
       Repayment of long-term debt               (310,513) (524,689)
       Change in intercompany payables           (603,781) (257,789)

               Net cash used in financing
                   	activities                   (414,509) (591,566)

               Net increase in cash and
                 			cash equivalents               34,226    24,171

    Cash and cash equivalents at beginning
                   	of year                   		   35,755    11,584

    Cash and cash equivalents at end of year       69,981    35,755


See accompanying notes to financial statements.



                     AMERICAN ASH RECYCLING CORP. OF TENNESSEE

                           Notes to Financial Statements

                             December 31,1995 and 1994



  (1)  Company Ownership and Operations

       American Ash Recycling Corp. of Tennessee (the Company) is a wholly-owned subsidiary of American Ash Recycling Corp. (AAR) which is a wholly-owned subsidiary of Environmental Capital Holdings, Inc. (ECH).

       The Company, through the comprehensive technologies of ECH, recycles Municipal Waste Combustor (MWC) ash. Combining the technology for the recovery of both ferrous and non-ferrous metals from MWC ash and the proprietary air classification equipment (Windzifter and Stijzifter) licensed from its affiliate, Duos Engineering (USA), Inc., the Company is able to remove substantially all metals and unburned materials, thereby rendering the remaining ash suitable to be recycled for beneficial reuse as aggregate in asphalt and concrete, as base and sub-base in road construction and as landfill cover, thereby avoiding the need to landfill the ash.

       The Company entered into a MWC ash recycling contract with the Metropolitan Government of Nashville and Davidson County, Tennessee in January 1993. The terms of the contract are for a two year period commencing 120 days after execution of the contract with the Metropolitan Government having the option to extend the contract in one year increments for three additional increments. Simultaneously, the Company was granted the first permit for commercial (i.e., beneficial) reuse of aggregate derived from MSW incinerator ash for road construction applications by the State of Tennessee. The Company commenced construction of its Nashville ash recycling facility in May of 1993 and commenced commercial operations of the facility in September 1993. The facility was completed at a total capital cost of approximately $3.3 million dollars. As of December 31, 1995, the facility has successfully recycled over 220,000 tons of MWC ash since startup.

       On February 15, 1996, the Company entered into a Limited Partnership Agreement - American Ash Recycling of Tennessee, Ltd. - with KTI, Inc. for the purpose of acquiring and continuing to operate the Company's facility in Nashville, Tennessee. The Company expects to realize a gain in 1996 of approximately $720,000 on the sale of certain assets in this transaction, as well as an additional deferred gain of $480,000 which will be amortized over thirty months. The Company will be the managing general partner with a forty percent equity interest and KTI will contribute all equity required for the project in exchange for a sixty percent limited partnership interest.

  (2)  Summary of Significant Accounting Policies

       (a)  Income Recognition

            Ash recycling fees are charged on a "per ton" basis and recognized based upon actual scale receipts.

       (b)  Buildings and Equipment

            Buildings and equipment are stated at cost and are depreciated over the estimated life of the related contract or estimated useful life of the asset, whichever is less. Currently, the depreciable lives average ten years for buildings and five to seven years for heavy equipment and vehicles.

       (c)  Intercompany Payables

            The intercompany payables relate primarily to the amounts due for income taxes and operating expenses paid for by the parent company, AAR.

       (d)  Income Taxes

            Along with its parent AAR, the Company's results of operations are included in the U.S. federal and Florida income tax return of ECH. The tax provisions and deferred taxes recorded by the Company have been determined as if the Company was a standalone business filing separate returns. The current tax liability has been recorded as an intercompany payable.

            The Company follows the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under Statement 109, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (e)  Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       (f)  Fair Value of Financial Instruments

            The fair value of the Company's long-term debt approximates the carrying value based on the rates currently offered to the Company for debt of similar average terms and maturities.

  (3)  Buildings and Equipment

       At December 31, 1995 and 1994, buildings and equipment consisted of the following:

                                                    1995        1994


  Buildings and other improvements               $  1,543,865    1,495,879
  Heavy equipment and vehicles                      1,978,037    1,895,561
                                                    3,521,902    3,391,440
  Accumulated depreciation and amortization          (867,084)    (521,408)
                                                 $  2,654,818    2,870,032



   (4) Long-Term Debt

       Long-term debt at December 31, 1995 and 1994, consisted of the following:

                                                       1995          1994

  Installment notes payable with interest at 9.62%
      to 9.94%, due in August, 1998, collateralized
      by equipment.                                   $1,190,380   1,059,378

  Installment notes payable with interest at 11%
      to 13.63%, due at varying dates through
      2000, collateralized by vehicles.                   67,749       9,479
                                                       1,258,129   1,068,857
 Less current portion                                   (438,197)   (444,241)
                                                       $ 819,932     624,616


       Future maturities of long-term debt at December 31, 1995, are as follows:

                            1996      $   438,197
                            1997          474,340
                            1998          340,009
                            1999            3,412
                            2000            2,171
                                      $ 1,258,129


  (5)  Income Taxes

            Income tax expense amounted to $120,431 (an effective rate of 37.9%) and $253,369 (an effective rate of 37.9%) for the years ended December 31, 1995 and 1994. The actual tax expense for 1995 and 1994 differs from the "expected" tax expense (computed at the federal rate of 34%) as follows:

                                                    1995      1994

             Computed "expected" tax expense   $  108,065   226,095
             State tax, net of federal benefit     11,617    24,300
             Other, net                               749     2,974
                                               $  120,431   253,369


            Components of income tax expense for the year ended December 31, 1995 and 1994 is as follows:
                                                    1995      1994

            Current income tax expense:
              Federal                          $   94,108   128,633
              State                                16,109    22,020
                                                  110,217   150,653

             Deferred income tax expense:
               Federal                              8,721    87,918
               State                                1,493    14,798
                                                   10,214   102,716
                  Net income tax expense      $   120,431   253,369


       There are no deferred tax assets at December 31, 1995 and 1994. The effects of temporary differences that give rise to significant portions of the deferred tax liabilities are a result of differences in depreciation of buildings and equipment.

  (6)  Related Party Transactions

       The Company pays a monthly management fee to ECH of 5% and 10% of net revenues for the years ended December 31, 1995 and 1994, respectively. Management fees amounted to $101,078 and $265,321 in 1995 and 1994, respectively.

       Beginning in 1995, the Company pays a royalty fee of 7% of net revenues to ECH for use of technology developed by and licensed from Duos Engineering (USA), Inc. Royalty fees amounted to $141,509 for 1995.